SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                    -----------------------

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) January 22, 1999
                                               -----------------
                 EMBRYO DEVELOPMENT CORPORATION
           ------------------------------------------
    (exact name of registrant as specified in its charter)


                           DELAWARE
           -------------------------------------
         (State or other jurisdiction of incorporation)


     0-27028                                  13-3832099
     -------                                  -----------
(Commission File Number)                (IRS Employer Identification
                                                      Number)


 750 Lexington Avenue, Suite 2750, New York, NY     10022
------------------------------------------------------------
(Address of principal executive offices)           (Zip Code)



Registrant's Telephone Number, Including Area Code:(212) 355-8484

-----------------------------------------------------------------------
        (Former name or former address, if changed since last
                            report)

Item 2.   Acquisition or Disposition of Assets.
-------   --------------------------------------


     Between November 20, 1998 and January 31, 1999, Embryo Development Corporation (the "Registrant") sold an aggregate of 710,000 shares of the common stock of Hydrogel Design Systems, Inc. ("HDS") for $710,000. The Company previously held a total investment of 1,272,500 shares of HDS which represented 31.3% common ownership. As a result of this transaction, the Company presently holds 562,500 shares or 13.8% common ownership of HDS.
On January 31, 1999, as a result of this transaction, the ownership dropped below 20% and the Company changed the accounting for this investment from the equity method to the cost method.

     The purchase price of the stock was determined as a result of arms'-length negotiations with parties deemed to be the highest and most likely purchasers of the HDS stock. These parties included both unrelated parties and current shareholders of HDS.

     The Company intends to use the proceeds for current working capital needs and to continue with the development of its products.


Item 5.   Other Events.
-------   -------------
     On January 22, 1999, Embryo Development Corporation (the "Registrant") amended a certain Licensing Agreement dated March 31, 1995 by and between the Company and Lloyd A. Marks, M.D. for the manufacture and marketing of the self-shielding needle. The amendment eliminates the "Minimum Payment Obligation" as defined in the original agreement. The last such payment which was due on September 30, 1998 in the amount of $50,000 was paid on January 26, 1999 upon execution of the amendment.

     In consideration for eliminating all future and any prior minimum payment obligations on this invention and any other products or inventions currently or previously licensed by the Company from the licensor, the Company agreed to (a) increase the royalty on future sales from 8% to 10%; (b) pay the licensor a "cap" on minimum royalty payments of $450,000. Such payments shall be payable at the rate of $2,500 per month plus 10% of the proceeds received by the Company from any capital raised which exceeds $600,000, and 10% of annual pre-tax income until the aggregate "cap" payment is made. The aggregate royalty of $450,000 has been charged to operations in the period ended January 31, 1999.

     In addition, if the Licensor terminates the agreement for any reason, the maximum royalty shall be reduced by $125,000 and all information with respect to the invention (the "Know-How") shall be returned to the licensor free and clear of any liens. If the Company terminates the agreement, the licensor may acquire the Know-How for $125,000. If the Company does not obtain the necessary government approval to market the self-sheilding needle within (2) two years, the agreement shall terminate unless the Company pays the licensor an additional $250,000, which will extend the regulatory approval requirement by (2) two additional years.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

(a)  Financial Statements of Business Acquired - Not applicable.

(b)  Pro Forma Financial Information
     The following unaudited pro forma condensed financial statements are filed with this report:

Pro Forma Unaudited Condensed Balance Sheet
  as of October 31, 1998.................................Page F-1
Pro Forma Unaudited Condensed Statements of Operations:
     Six Months Ended October 31, 1998...................Page F-2
     Year Ended April 30, 1998...........................Page F-3

     The Pro Forma Condensed Balance Sheet of Registrant as at October 31, 1998 reflects the financial position of Registrant after giving effect to the Company's sale of 710,000 shares of HDS common stock discussed in Item 2. for an aggregate of $710,000 and assumes the transaction took place on October 31, 1998. The Pro Forma Condensed Statements of Operations for the fiscal year ended April 30, 1998 and the six months ended October 31, 1998 assume that the disposition occurred on May 1, 1997, and are based on the operations of the Registrant for the year ended April 30, 1998 and the six months ended October 31, 1998. The Pro Forma Statements of Operations do not include any gain from the sale of the investment. The gain, which is not determinable at this time, will be included in the historical statements of operations within the 12 months following the transaction.

     The unaudited pro forma condensed financial statements have been prepared by the Registrant based upon the historical financial statements of the Company and the assumptions deemed proper by it. The unaudited pro forma condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually ocurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that Registrant's historical financial statements will reflect the transaction only from the period November 20, 1998 through January 31, 1999, as the transactions occurred, and the reduction of ownership of HDS under 20% which resulted in a change from the equity method to the cost method of accounting for this investment will be reflected in the historical financial statements as of January 31, 1999, the Closing date which resulted in the reduction of common ownership of less than 20%.

     The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of Registrant.

(c)    Exhibits

       10.1 Amendment No.1 to License Agreement of Safety Needle by and between Dr. Lloyd Marks and the Company dated
            January 22, 1999.

                           SIGNATURES
                           ----------


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                         EMBRYO DEVELOPMENT CORPORATION



                         By:   /s/ Matthew Harriton
                               -----------------------
                                   Matthew Harriton
                                   President


Dated:   February 12, 1999



                PRO FORMA FINANCIAL INFORMATION
                ---------------------------------
                 EMBYRO DEVELOPMENT CORPORATION
                 (A Development Stage Company)
               PRO FORMA CONDENSED BALANCE SHEET
                      AT OCTOBER 31, 1998
                          (Unaudited)

                                            Pro Forma
                                Historical Adjustments  Proforma
                                              (a)    (As Adjusted)
                                ----------------------------------
     Assets
CURRENT ASSETS:
 Cash and cash equivalents      $   54,963  $ 710,000  $ 764,963
 Accounts and interest receivable   38,183        -       38,183
 Inventories                        58,404        -       58,404
 Prepaid expenses and other
   current assets                  178,421        -      178,421
                                   -------    -------  ---------
    Total current assets           329,971    710,000  1,039,971

PROPERTY, PLANT & EQUIPMENT, NET    14,158        -       14,158

LICENSED TECHNOLOGY, NET           393,333        -      393,333

INVESTMENT IN AND ADVANCES TO
  AFFILIATE                        850,991   (109,162)   741,829

OTHER ASSETS                       114,734        -      114,734
                                   -------   ---------   -------
                                $1,703,187 $  600,838 $2,304,025
                                ========== ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
 Accounts payable and accrued
   expenses                     $  263,243 $      -   $  263,243
                                   -------   --------   --------
    Total current liabilities      263,243        -      263,243


   Total stockholders' equity    1,439,944    600,838  2,040,782
                                 ---------    -------  ---------
                                $1,703,187  $ 600,838 $2,304,025
                                ==========  ========= ===========

(a) To record the sale of 710,000 shares of HDS stock included in the balance sheet as of October 31, 1998 and to reflect the Company's reduction of investment in HDS from 31.3% to 13.8% as of October 31, 1998 resulting in a change from the equity to the cost method of accounting.
                              F-1


                PRO FORMA FINANCIAL INFORMATION
                -------------------------------

                 EMBYRO DEVELOPMENT CORPORATION
                 (A Development Stage Company)
          PRO FORMA CONDENSED STATEMENT OF OPERATIONS
           FOR THE SIX MONTHS ENDED OCTOBER 31, 1998
                          (Unaudited)

                                           Pro Forma
                                Historical Adjustments Proforma
                                               (b)   (As Adjusted)
                                -----------------------------------
REVENUES                        $  62,851  $     -     $  62,851

COSTS AND EXPENSES:
   Cost of sales                   47,787        -        47,787
   General and administrative     478,322        -       478,322
   Royalties                       50,000        -        50,000
   Research and development       125,579        -       125,579
   Amortization                    52,857        -        52,857
   Equity loss in operations of
    unconsolidated investee       186,933   (186,933)        -
   Interest (income) expense      (35,509)       -       (35,509)
                                  --------  ---------    --------
                                  905,969   (186,933)    719,036

LOSS BEFORE MINORITY INTEREST    (843,118)   186,933    (656,185)

MINORITY INTEREST IN NET
   LOSS OF SUBSIDIARY                 -          -            -

NET LOSS                       $ (843,118) $ 186,933 $  (656,185)
                               =========== ========= ============

NET LOSS PER SHARE             $     (.13)           $      (.10)
                               ===========            ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                    6,282,228               6,282,228
                                =========               =========


(b) To eliminate the equity loss of HDS for the entire period and to reflect the Company's sale of 710,000 shares of HDS stock resulting in a change from the equity to the cost method as if the transaction had been completed on May 1, 1997.

                PRO FORMA FINANCIAL INFORMATION
                ------------------------------

                 EMBYRO DEVELOPMENT CORPORATION
                 (A Development Stage Company)
          PRO FORMA CONDENSED STATEMENT OF OPERATIONS
               FOR THE YEAR ENDED APRIL 30, 1998
                          (Unaudited)

                                           Pro Forma
                                Historical Adjustments Proforma
                                              (c)   (As Adjusted)
                                ---------------------------------
REVENUES                        $ 800,494  $(620,441)  $ 180,053

COSTS AND EXPENSES:
   Cost of sales                  750,734   (606,108)    144,626
   General and administrative   1,947,356   (583,693)  1,363,663
   Royalties                       82,752        -        82,752
   Research and development       199,251        -       199,251
   Amortization                   230,000        -       230,000
  Equity loss for three months
    of operations of
    unconsolidated investee       366,744   (366,744)        -
   Loss on write-off of
    licensed technology           486,785        -       486,785
   Interest (income) expense       46,736   (130,710)    (83,974)
                                --------- -----------  ----------
                                4,110,358 (1,687,255)  2,423,103

LOSS BEFORE MINORITY INTEREST  (3,309,864) 1,066,814  (2,243,050)

MINORITY INTEREST IN NET
   LOSS OF SUBSIDIARY              65,881    (65,881)        -
                               ----------  ---------- -----------
NET LOSS                      $(3,243,983)$1,000,933 $(2,243,050)
                              =========== ========== ============

NET LOSS PER SHARE             $     (.67)           $      (.46)
                               ===========           ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                    4,845,000               4,845,000
                                =========               =========

(c) To eliminate the equity and consolidated loss of HDS for the entire period and to reflect the Company's sale of 710,000 shares of HDS stock resulting in a change from the equity to the cost method as if the transaction had been completed on May 1, 1997.
                              F-3